UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 1.01    Entry into a Material Definitive Agreement, and
Item 3.02    Unregistered Sales of Equity Securities.

Amendment Agreement

On August 23, 2007, Solomon Technologies, Inc. (the “Company”) entered into an agreement (the “Amendment Agreement”) with the holders (the “Holders”) of its Variable Rate Self-Liquidating Senior Secured Convertible Debentures due March 18, 2008 (the “January Debentures”) amending the terms of the Debentures and several related agreements. The Company issued an aggregate of $5,350,000 aggregate principal amount of January Debentures in a private placement on January 22, 2007. The Company redeemed 10% of the principal amount of the January Debentures on June 1, 2007.

Under the terms of the Amendment Agreement,

•	the maturity of the January Debentures was extended to April 17, 2009;
•
redemptions of principal of the January Debentures were suspended until the first first of the month following the earlier of (i) the date that a new registration statement covering the shares of common stock issuable upon conversion of the January Debentures or exercise of the related common stock purchase warrants held by the Holders (the “January Warrants”) is declared effective by the Securities and Exchange Commission and (ii) December 1, 2007;

•
once redemptions recommence, they will be required to continue on a monthly basis through the new maturity date of the January Debentures, at an amount equal to the principal amount of the January Debentures on the date the redemptions recommence divided by the number of months remaining to maturity of the Debentures;

•	the conversion price of the January Debentures and the exercise price of the January Warrants were each reduced from $2.00 per share of common stock to $0.35 per share of common stock;
•
the Company is required to file a new registration statement by October 1, 2007, and cause such registration statement to be declared effective by January 22, 2008, and if the Company fails to meet either deadline it will incur liquidated damages as specified in the Registration Rights Agreement among the Company and the Holders;

•
the Company is entitled to issue shares of common stock in payment of fees in connection with certain proposed transactions without such shares triggering an adjustment to the conversion price of the January Debentures or the exercise price of the January Warrants;

•
the Company is required to issue an aggregate of $160,500 in new debentures (the “Additional Debentures”) to the Holders in satisfaction of liquidated damages incurred through the date of the Amendment Agreement under the Registration Rights Agreement;

•
the Company is required to issue an aggregate of 1,747,267 shares of common stock in partial satisfaction of the redemption payment that was due to the Holders on July 1, 2007 (the “July Redemption Shares”), with the balance of the redemption payment carried forward and payable when redemption payments recommence; and

•
the Holders waived certain restrictions in the agreements entered into with the Company in connection with the sale of the January Debentures and January Warrants to enable the Company to raise up to $1 million of additional financing through private placements of securities. The Company has not yet determined the terms or amount of the securities to be sold. However, any such securities will be offered and sold without registration under the Securities Act of 1933, as amended, and may not be reoffered or resold by the purchasers in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Additional Debentures will be convertible at any time at the option of the holder into shares of the Company’s common stock at $0.35 per share, subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other securities convertible into the Company’s common stock, for an effective per share price less than the conversion price then in effect, the conversion price of all unconverted Additional Debentures will be decreased to equal such lower price. The conversion price adjustment will not apply to certain exempt issuances.

Beginning on the first first of the month following the earlier of (i) the date that a new registration statement covering the shares of common stock issuable upon conversion of the January Debentures or the January Warrants is declared effective by the Securities and Exchange Commission and (ii) December 1, 2007, and on the first day of each month thereafter, the Company will be required to redeem a portion of the face value of the Debentures in cash or, at the Company’s election, with shares of Company common stock. The portion to be redeemed will be an amount equal to the principal amount of the Additional Debentures on the date the redemptions recommence divided by the number of months remaining to maturity of the Additional Debentures. Any common stock delivered in satisfaction of a redemption payment will be valued at 82.5% of the average of the daily volume weighted average price of the applicable shares for the 10 trading days prior to the amortization payment. Any unconverted Additional Debentures will become due on April 17, 2009.

Separately, to induce the holders of the January Debentures to enter into the Amendment Agreement, the Company agreed to issue to each holder an amount of restricted shares of common stock calculated by multiplying the dollar amount of each holder’s investment by 0.075. In fulfillment of this agreement the Company issued an aggregate of 401,250 restricted shares of common stock of the Company (the “Inducement Shares”).

The issuance and sale of the Additional Debentures, the July Redemption Shares and the Inducement Shares was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

Acquisition Line of Credit Agreement

On August 24, 2007, the Company entered into an agreement with JMC Venture Partners LLC (“JMC”), pursuant to which JMC agreed to provide the Company with a line of credit, the aggregate principal amount of which shall not exceed $15,000,000, that is to be used exclusively for acquisitions (the “Line of Credit”). The Line of Credit will be available through August 24, 2008.

Any amounts loaned under the Line of Credit will accrue interest at a rate of 12% per annum, plus quarterly investment fees of 1% of the amounts then outstanding and monitoring fees of 2.5% of the amounts advanced under the Line of Credit. Upon execution of the Line of Credit agreement, the Company incurred a 2.5% commitment fee on the full amount of the Line of Credit. The monitoring fees and commitment fee are each payable in shares of common stock of the Company. The number of shares to be issued will be calculated by dividing the dollar amount of the fee by the average closing price of a share of common stock for the 10 business days preceding the date of payment. The Company has agreed to register the shares for resale under the Securities Act of 1933, as amended, within 120 days. In the event of a default, the interest rate will increase to 18% per annum.

Loans made under the Line of Credit will be conditioned upon the approval of the proposed acquisition by the lender’s investment committee and will be subject to the lender’s normal due diligence and will mature on the last day of the twelfth month after they are made. The loans will be made to the Company’s acquisition subsidiaries and unconditionally guaranteed by the Company. The Line of Credit is subject to ordinary documentation requirements for each closing. The Line of Credit may be drawn upon at the Company’s sole discretion.

The lender, JMC, is an affiliate of Michael D’Amelio, a director and officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: August 24, 2007	By:	/s/ Gary G. Brandt
Gary G. Brandt
Chief Executive Officer